Exhibit 3.2

ARTICLES OF RESTATEMENT

OF

COLONY CAPITAL, INC.

Colony Capital, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to restate its charter (the “Charter”) as currently in effect.

SECOND: The charter of the Corporation is hereby restated in its entirety to read as set forth in Exhibit A attached hereto, and the provisions set forth in these Articles of Restatement are all of the provisions of the Charter currently in effect.

THIRD: The restatement of the Charter has been approved by a majority of the entire Board of Directors of the Corporation.

FOURTH: The Charter is not amended by these Articles of Restatement. These Articles of Restatement do not change the authorized capital stock of the Corporation or the aggregate par value thereof.

FIFTH: The current address of the principal office of the Corporation is as set forth in Article IV of Exhibit A attached hereto.

SIXTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of Exhibit A attached hereto.

SEVENTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Section 5.2 of Exhibit A attached hereto.

EIGHTH: The undersigned acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 1 day of April, 2015.

ATTEST:		COLONY CAPITAL, INC.

/s/ Ronald M. Sanders		/s/ Darren J. Tangen		(SEAL)
Name:	Ronald M. Sanders	Name:	Darren J. Tangen
Title:	Secretary	Title:	Chief Financial Officer and Chief Operating Officer

2

EXHIBIT A

RESTATED CHARTER OF COLONY CAPITAL, INC.

ARTICLE I

INCORPORATOR

Joy Mallory, whose address is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067, being a natural person over the age of eighteen, formed a corporation under the provisions and subject to the requirements of the laws of the State of Maryland on June 23, 2009.

ARTICLE II

NAME

The name of the corporation is: Colony Capital, Inc.

ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Corporation is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in effect. The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article of the Charter and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of Maryland.

Section 3.2 Powers. The Corporation shall have all of the powers granted by law to Maryland corporations and all other powers set forth in the Charter that are not inconsistent with law and are appropriate to promote and attain its purposes.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Corporation may have such offices or places of business within or outside the State of Maryland as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1. Powers. Subject to any express limitations contained in the Charter or in the bylaws of the Corporation (the “Bylaws”), (a) the business and affairs of the Corporation shall be managed under the direction of Board of Directors and (b) the Board of Directors shall have full, exclusive and absolute power, control and authority over any and all property of the Corporation. The Board of Directors may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Corporation. This Charter shall be construed with the presumption in favor of the grant of power and authority to the Board of Directors. Any construction of the Charter or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in the Charter or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors or the directors under the general laws of the State of Maryland or any other applicable law.

Section 5.2 Number of Directors. The number of directors constituting the entire Board of Directors is currently set at six (6), but may hereafter be increased or decreased only by the Board of Directors in accordance with the provisions set forth in the Bylaws, but shall never be fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”) nor more than fifteen (15). The names of the current directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

Thomas J. Barrack, Jr.

Richard B. Saltzman

George G.C. Parker

John A. Somers

John L. Steffens

Nancy A. Curtin

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 5.3 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock, as hereinafter defined, to elect or remove one or more directors, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.4 REIT Qualification. The Board of Directors, without any action by the stockholders of the Corporation, shall have the authority to cause the Corporation to elect to qualify for U.S. federal income tax treatment as a REIT. Following such election, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. In addition, the Board of Directors, without any action by the stockholders of the Corporation, shall have and may exercise, on behalf of the Corporation, without limitation, the power to determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII of this Charter is no longer required in order for the Corporation to qualify as a REIT.

Section 5.5 Approval of Extraordinary Actions. Except as specifically provided in Section 5.3 (relating to removal of directors) and in Article VII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater proportion of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The total number of shares of stock of all classes which the Corporation has authority to issue is five hundred million (500,000,000), consisting of four hundred forty nine million (449,000,000) shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), one million (1,000,000) shares of Class B Common Stock, $0.01 par value per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), and fifty million (50,000,000) shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The Board of Directors of the Corporation has classified 10,400,000 shares of Preferred Stock as 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Annex I attached hereto; and (ii) 3,450,000 shares of Preferred Stock as 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Annex II attached hereto. The aggregate par value of all authorized shares of stock having par value is five million dollars ($5,000,000). The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has the authority to issue.

Section 6.2 Class A Common Stock. Subject to the provisions of Article VII, each share of Class A Common Stock shall entitle the holder thereof to one vote on each matter upon which holders of Class A Common Stock are entitled to vote. The Board of Directors may reclassify any unissued shares of Class A Common Stock from time to time in one or more classes or series of common stock or Preferred Stock.

Section 6.2.1 Dividends and Distributions. The Board of Directors may from time to time authorize and the Corporation shall declare to the holders of Class A Common Stock such dividends or distributions in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in its discretion shall determine, but only out of funds legally available therefor. The Board of Directors shall endeavor to authorize, and the Corporation shall declare and pay, such dividends and distributions as shall be necessary for the Corporation to qualify as a REIT under the Code (unless the Board of Directors has determined that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT); however, stockholders shall have no right to any dividend or distribution unless and until authorized by the Board of Directors and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.2.1 shall be subject to the preferences of any class or series of stock at the time outstanding.

Section 6.2.2 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of Class A Common Stock shall be entitled to participate, together with the holders of shares of any other class of stock now existing or hereafter classified or reclassified not having a preference over Class A Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class A Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

Section 6.2.3 Equal Status. Except as expressly provided in this Article VI, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.3 Class B Common Stock. Class B Common Stock shall not be issued except in conjunction with an issuance of OP Units, in a ratio of no more than one (1) share of Class B Common Stock for every thirty-five and one-half (35.5) OP Units, as may be adjusted to take into account any reclassification, stock split, reverse stock split, stock dividend or non-cash distribution, recapitalization or other similar transaction and/or as may be similarly adjusted in accordance with the Partnership Agreement. Subject to the provisions of Article VII, the rights, preferences, privileges and restrictions granted and imposed upon the Class B Common Stock are as follows:

Section 6.3.1 Definitions. For the purpose of this Section 6.3, the following terms shall have the following meanings:

Affiliate. The term “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner or trustee of such Person or any Person referred to in the foregoing clause (i).

Beneficial Owner. The term “Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Beneficial Ownership. The term “Beneficial Ownership” shall mean, with respect to any security, the direct or indirect ownership of such security by any Beneficial Owner of such security, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

Control. The term “Control” means, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Exchange Act. The term “Exchange Act” has the meaning set forth in the definition of “Beneficial Owner.”

Executive. The term “Executive” means each Person who is a member of, or an interest holder of, CCH Management Partners I, LLC or CCH Management Partners II, LLC, Colony Capital, LLC or Colony Capital Holdings, LLC, other than Thomas J. Barrack, Jr., in each case for so long as he or she remains employed by the Corporation or any of its Affiliates.

Family Member. The term “Family Member” means, as to any Person that is an individual, (i) such Person’s spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister and (ii) any inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person, his or her spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-

descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister are the sole initial income beneficiaries.

OP Unit. The term “OP Unit” shall mean “Membership Common Unit” as set forth in the Partnership Agreement.

Operating Partnership. The term “Operating Partnership” shall mean Colony Capital Operating Company, LLC (formerly known as CFI RE Masterco, LLC).

Partnership Agreement. The term “Partnership Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of the Operating Partnership, as amended from time to time.

Person. The term “Person” shall mean an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other individual or entity in its own or any representative capacity.

Qualified Transferee. The term “Qualified Transferee” shall mean (a) Colony Capital, LLC and Colony Capital Holdings, LLC, (b) any Executive, (c) any Family Member or Affiliate of an Executive or of the Initial Holder, or (d) any Person (to the extent not included in clause (c)) Controlled by any combination of one or more Executives, the Initial Holder and/or one or more Family Members of an Executive or the Initial Holder. None of the Corporation, the Operating Partnership, or the Charitable Trustee shall be a Qualified Transferee.

Initial Holder. The term “Initial Holder” shall mean Thomas J. Barrack, Jr.

Transfer. The term “Transfer” (and the correlative terms “Transferring” and “Transferred”) has the meaning set forth in Article VII below; provided that for purposes of this Article VI, “Transfer” (and the correlative terms “Transferring” and “Transferred”) shall not include any hypothecation, pledge or security interest that does not include a transfer or sharing of any voting rights of such securities unless and until the secured party gains possession or control of any such voting rights.

Section 6.3.2 Voting Rights. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Class B Common Stock shall entitle the holder thereof to thirty-six and one-half (36.5) votes on each matter on which holders of Class A Common Stock are entitled to vote. The Class B Common Stock and Class A Common Stock shall vote together as a single class. The Board of Directors may reclassify any unissued shares of Class B Common Stock from time to time in one or more classes or series of Common Stock or Preferred Stock.

Section 6.3.3 Dividends and Distributions; Subdivisions or Combinations. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, if and when the Board of Directors authorizes or declares a dividend or distribution of cash, property or shares of stock of the Corporation with respect to each share of Class A Common Stock out of assets or funds of the Corporation legally available therefor, such authorization or declaration also shall constitute a simultaneous authorization or declaration of an equivalent dividend or distribution with respect to each share of Class B Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock will be subdivided or combined in the same manner.

Section 6.3.4 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Class B Common Stock shall be entitled to participate, together with the holders of shares of any other class of stock now existing or hereafter classified or reclassified not having a preference over Class B Common Stock as to distributions in the liquidation, dissolution or winding up of the Corporation, in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock as to distributions in the event of dissolution, liquidation or winding up of the Corporation.

Section 6.3.5 Equal Status. Except as expressly provided in this Article VI Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

Section 6.3.6 Conversion. The Class B Common Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 6.3.6.

(a) Automatic Conversion. Shares of Class B Common Stock shall convert automatically into fully-paid and non-assessable shares of Class A Common Stock at a ratio of one share of Class A Common Stock for each share of Class B Common Stock in the following circumstances:

(i) In the event that the Initial Holder or any of his Family Members Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of Class B Common Stock, other than to the Initial Holder or any of his Family Members, each share of Class B Common Stock being Transferred shall convert automatically into one share of Class A Common Stock immediately prior to such Transfer; and

(ii) In the event that:

(x) the Initial Holder Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by the Initial Holder, other than to a Qualified Transferee,

(y) a Qualified Transferee Transfers or causes to be Transferred, directly or indirectly, Beneficial Ownership of OP Units held, directly or indirectly, by such Qualified Transferee, other than to the Initial Holder or to another Qualified Transferee; or

(z) a Qualified Transferee that is a Beneficial Owner of OP Units ceases at any time to continue to be a “Qualified Transferee” (as defined above), including, without limitation, as a result of the failure of any Executive to be employed by the Corporation or any of its Affiliates or as a result of divorce or annulment;

then, in each case, one share of Class B Common Stock Beneficially Owned by the Initial Holder (or the Initial Holder’s Family Members, to the extent the Initial Holder does not then Beneficially Own sufficient shares), upon such Transfer (in the case of clause (x) or (y) above) or cessation (in the case of clause (z) above), shall automatically convert into one share of Class A Common Stock for every thirty-five and one-half (35.5) OP Units (x) so Transferred or caused to be so Transferred by the Initial Holder or such Qualified Transferee, or (y) then held by the Person who ceased to continue to be a “Qualified Transferee” (as defined above) (in each case rounding up to the nearest thirty-five and one-half (35.5) OP Units).

Any shares of Class B Common Stock automatically converted pursuant to this paragraph (a) shall be converted as and at the times specified in this paragraph (a) without any further action by the holders thereof and whether or not the certificates representing such shares (if any) are surrendered to the Corporation. Upon the automatic conversion of shares of Class B Common Stock pursuant to this paragraph (a), the Beneficial Owner thereof shall identify for the Corporation the holder of record of the shares so converted.

(b) Conversion at the Option of the Holder. Pursuant to and in accordance with this paragraph (b), each holder of Class B Common Stock shall have the right, at such holder’s option at any time and from time to time, to convert all or a portion of such holder’s shares of Class B Common Stock into an equal number of fully paid and non-assessable shares of Class A Common Stock by delivering the certificates (if any) representing the shares of Class B Common Stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for the Class B Common Stock (or if there is no transfer agent, to the Corporation). Such conversion notice shall state: (i) the number of shares of Class B Common Stock to be converted; and (ii) the date on which such conversion shall occur (which date shall be a Business Day no less than five (5) Business Days and not exceeding twenty (20) Business Days from the date of such conversion notice) (the “Optional Conversion Date”). Notwithstanding the foregoing, if the shares of Class B Common Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). In connection with the exercise of any Optional Conversion Right, the Corporation shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Class B Common Stock into Class A Common Stock. Holders of Class B Common Stock may withdraw any conversion notice by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Optional Conversion Date. The notice of withdrawal must state: (x) the number of withdrawn shares of Class B Common Stock; (y) if certificated shares of Class B Common Stock have been issued, the certificate numbers of the withdrawn shares of Class B Common Stock; and (z) the number of shares of Class B Common Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Class B Common Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures. Each conversion pursuant to this paragraph (b) for which the conversion notice has been given and not properly withdrawn shall be deemed to have been effected immediately prior to the close of business on the Optional Conversion Date.

Section 6.4 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 6.5 Classification and Reclassification of Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations or actions by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.6 Authorization by the Board of Directors of Stock Issuance. The Board of Directors, without approval of the stockholders of the Corporation, may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 6.7 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock of the Corporation pursuant to Section 6.5 or as may otherwise be provided by contract, no holder of shares of stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 6.8 Transferable Shares; Preferential Dividends. Notwithstanding any other provision in the Charter, no determination shall be made by the Board of Directors nor shall any transaction be entered into by the Corporation that would cause any shares or other beneficial interest in the Corporation not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or that would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.9 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

Section 6.10 Charter and Bylaws. All persons who shall acquire a share of stock shall acquire the same subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Actual Owner. The term “Actual Owner” has the meaning set forth in Section 7.2.4(a).

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.2.1(b)(i) and Section 7.3.1.

Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with both the Corporation and the relevant Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust.

Charter. The term “Charter” shall mean these Articles of Amendment and Restatement as filed for record with the SDAT, and any amendments and supplements thereto.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 8.0% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person who is or would be treated as an owner of such Capital Stock either actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Designated Investment Entity. The term “Designated Investment Entity” shall mean either (i) a pension trust that qualifies for look-through treatment under Section 856(h) of the Code, (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, or (iii) a Qualified Investment Manager; provided that each beneficial owner of such entity, or in the case of a Qualified Investment Manager holding Common Stock solely for the benefit of its customers, each such customer, would satisfy the Common Stock Ownership Limit if such beneficial owner owned directly its proportionate share of the Common Stock that is held by such Designated Investment Entity

Designated Investment Entity Limit. The term “Designated Investment Entity Limit” shall mean, with respect to Common Stock, 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation.

Exchange Act. The term “Exchange Act” shall have the meaning set forth in Article VI above.

Initial Date. The term “Initial Date” shall mean the date that this Charter is filed with the SDAT.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trade on the NYSE or, if such Capital Stock is not listed or admitted to trade on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trade or, if such Capital Stock is not listed or admitted to trade on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including, without limitation, a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

Preferred Stock Ownership Limit. The term “Preferred Stock Ownership Limit” shall mean not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of Preferred Stock of the Corporation.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 7.2.1(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Qualified Investment Manager. The term “Qualified Investment Manager” shall mean an entity (i) who for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) who purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) under the Exchange Act; and (iii) who has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Exchange Act. A Qualified Investment Manager shall be deemed to beneficially own all shares of Capital Stock beneficially owned by each of its affiliates, after application of the beneficial ownership rules under Section 13(d)(3) of the Exchange Act, provided such affiliate meets the requirements set forth in the preceding clause (ii).

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 859 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

SDAT. The term “SDAT” shall mean the State Department of Assessments and Taxation of Maryland.

Substitute Percentage. The term “Substitute Percentage” has the meaning set forth in Section 7.2.1(a)(iv).

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or have Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends or distributions on shares of Capital Stock, including (a) a change in the capital structure of the Corporation, (b) a change in the relationship between two or more Persons which causes a change in ownership of Capital Stock by application of Section 544 of the Code, as modified by Section 856(h) of the Code, (c) the granting or exercise of any option or warrant (or any acquisition or disposition of any option or warrant), pledge, security interest, or similar right to acquire shares of Capital Stock, (d) any acquisition or disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than a Designated Investment Entity, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit;

(2) No Person shall Beneficially Own or Constructively Own shares of Preferred Stock in excess of the Preferred Stock Ownership Limit;

(3) No Designated Investment Entity shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Designated Investment Entity Limit.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that (1) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (2) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Corporation’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, or (3) such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation otherwise failing to qualify as a REIT.

(iii) No Person shall Transfer any shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be beneficially owned by fewer than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Subject to Section 7.4 and notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iv) If and to the extent a Person Beneficially Owns or Constructively Owns, at the end of the day immediately before the Initial Date, shares of Common Stock in excess of the Common Stock Ownership Limit, for purposes of applying Section 7.2.1(a)(i)(1) to such Person, “9.8%” (or such lesser percentage of Beneficial Ownership or Constructive Ownership of the Person of shares of Common Stock (in value or in number of shares, whichever is more restrictive), determined at the end of the date before the Initial Date) shall be substituted in the definition of Common Stock Ownership Limit for “8.0%” (in value or in number of shares, whichever is more restrictive) (such substitute percentage, as reduced pursuant to the following proviso, the “Substitute Percentage”); provided, however, that if and to the extent that such Person’s Beneficial Ownership or Constructive Ownership, as applicable, of shares of Common Stock (in value or in number of shares, whichever is more restrictive) is reduced for any reason to a percentage below the Substitute Percentage (as reduced pursuant to this proviso) the Substitute Percentage for such Beneficial Ownership or Constructive Ownership, as applicable, as applied to such Person, shall automatically become that reduced percentage (but not below the Common Stock Ownership Limit (as determined without regard to this Section 7.2.1(a)(iv)); and provided further that, for the sake of clarity, this Section 7.2.1(a)(iv) shall not limit the application of Section 7.2.1(a)(i) (other than Section 7.2.1(a)(i)(1)), Section 7.2.1(a)(ii), Section 7.2.1(a)(iii), and Section 7.2(b)).

(b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), or would not prevent the Corporation from failing to qualify as a REIT, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, shall give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or ownership on the Corporation’s status as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class or series of Capital Stock Beneficially Owned and a description of the manner in which such shares are held; provided, that a stockholder of record who holds outstanding shares of Capital Stock as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such shares (an “Actual Owner”), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the stockholder of record is nominee. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with Section 7.2.1(a) (including information about a Person’s qualification as a Designated Investment Entity); and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with Section 7.2.1(a) (including information about a Person’s qualification as a Designated Investment Entity).

Section 7.2.5 Remedies Not Limited. Subject to Sections 5.4 and 7.4 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. If Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

Section 7.2.7 Exemptions.

(a) The Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a Person from the Common Stock Ownership Limit, the Preferred Stock Ownership Limit, or the Designated Investment Entity Limit if: (i) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board of Directors information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own shares of Common Stock in excess of the Common Stock Ownership Limit or Preferred Stock in excess of the Preferred Stock Ownership Limit by reason of such Person’s ownership of Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in excess of the Preferred Stock Ownership Limit pursuant to the exemption granted under this subparagraph (a); (iii) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that clauses (1), (2) and (3) of subparagraph (a)(ii) of Section 7.2.1 will not be violated by reason of such Person’s ownership of Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in excess of the Preferred Stock Ownership Limit pursuant to the exemption granted under this subparagraph 7.2.7(a); and (iv) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Common Stock in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock in excess of the Preferred Stock Ownership Limit pursuant to any exemption thereto granted under this subparagraph (a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 7.2 (including without limitation, Section 7.2.5) with respect to shares of Common Stock held in excess of the Common Stock Ownership Limit or, for a Designated Investment Entity, the Designated Investment Entity Limit, or Preferred Stock held in excess of the Preferred Stock Ownership Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a));

(b) Prior to granting any exemption pursuant to subparagraph (a), the Board of Directors, in its sole and absolute discretion, may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT; provided, however, that the Board of Directors shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

(c) Subject to Section 7.2.1(a)(ii), an underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Common Stock Ownership Limit, Designated Investment Entity Limit, or the Preferred Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(d) In connection with granting any exemption or waiver pursuant to Section 7.2.7(a), the Board of Directors may include such terms and conditions in such waiver as it determines are advisable.

Section 7.2.8 Increase in the Common Stock Ownership, the Designated Investment Entity Limit, and the Preferred Stock Ownership Limits. Subject to the limitations provided in Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase the Common Stock Ownership Limit, the Designated Investment Entity Limit, and/or the Preferred Stock Ownership Limit; provided, however, that:

(a) None of the Common Stock Ownership Limit, Designated Investment Entity Limit, and the Preferred Stock Ownership Limit may be increased if, after giving effect to such change, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code, could Beneficially Own, in the aggregate, more than 49.9% of the value of the outstanding Capital Stock; and

(b) Prior to the modification of the Common Stock Ownership Limit, the Designated Investment Entity Limit, or the Preferred Stock Ownership Limit pursuant to this Section 7.2.8, the Board of Directors, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT if the modification of the Common Stock Ownership Limit or the Preferred Stock Ownership Limit were to be made.

Section 7.2.9 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person, other than a Designated Investment Entity, may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of eight percent (8.0%) (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Beneficially Own or Constructively Own shares of Preferred Stock of the Corporation in excess of 9.8 percent (9.8%) (in value or number of shares, whichever is more restrictive) of the total outstanding shares of such class or series of Preferred Stock of the Corporation; (iii) no Designated Investment Entity may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (9.8%) (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation; (iv) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Capital Stock that would result in the Corporation owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Corporation during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Corporation’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; (v) no Person may Beneficially Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Internal Revenue Code of 1986 (the “Code”) (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Corporation to fail to qualify as a real estate investment trust under the Code; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns, Transfers or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations set forth must immediately notify the Corporation. If certain of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such shares.

Shares of Class B Common Stock convert automatically into fully-paid and non-assessable shares of Class A Common Stock at a ratio of one (1) share of Class A Common Stock for each share of Class B Common Stock upon the following events and in the following amounts: (i) the Transfer of Beneficial Ownership of Class B Common Stock by the Initial Holder or any of his Family Members, other than to the Initial Holder or any of the Initial Holder’s Family Members, with each share of Class B Common Stock being Transferred converting automatically into one share of Class A Common Stock immediately prior to such Transfer, and (ii) (x) the Transfer of Beneficial Ownership of OP Units by the Initial Holder, other than to a Qualified Transferee, (y) the Transfer of Beneficial Ownership of OP Units by a Qualified Transferee other than to the Initial Holder or to another Qualified Transferee, and (z) the ceasing by any Person that is a Beneficial Owner of OP Units to continue to be a “Qualified Transferee,” in the case of each of clauses (x), (y) and (z), with one share of Class B Common Stock held by the Initial Holder (or the Initial Holder’s Family Members, to the extent the Initial Holder does not then hold sufficient shares) shall, upon such Transfer (in the case of clauses (x) or (y) above) or cessation (in the case of clause (z) above), as the case may, automatically converting into one share of Class A Common Stock Share for every thirty-five and one-half (35.5) OP Units (x) Transferred or caused to be Transferred by the Initial Holder or such Qualified Transferee, or (y) then held by the Person who ceased to continue to be a “Qualified Transferee” (in each case rounding up to the nearest thirty-five and one-half (35.5) OP Units).

All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Shares in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.7.

Section 7.3.2 Status of Shares Held by the Charitable Trustee. Shares of Capital Stock held by the Charitable Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares of Capital Stock.

Section 7.3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee shall be paid with respect to such shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that shares of Capital Stock have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of shares of the class or series of Capital Stock that is held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Capital Stock held by the Charitable Trustee bears to the total number of shares of such class or series of Capital Stock then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation, in accordance with Section 7.3.5.

Section 7.3.5 Sale of Shares by Charitable Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Charitable Trustee shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). In connection with any such sale, the Charitable Trustee shall use good faith efforts to sell such shares at a fair market price. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.5. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.5, such excess shall be paid to the Charitable Trustee upon demand.

Section 7.3.6 Purchase Right in Stock Transferred to the Charitable Trustee. Shares of Capital Stock transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.5. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

LIMITATION OF LIABILITY AND INDEMNIFICATION

OF DIRECTORS AND OFFICERS

Section 8.1 Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 8.1, nor the adoption or amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with this Section 8.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of directors and officers of a Maryland corporation for money damages in a suit by or on behalf of the Corporation or by any stockholder, no director or officer of the Corporation shall be liable to the Corporation or to any stockholder for money damages except to the extent that (a) the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 8.2 Indemnification.

(a) To the maximum extent permitted by Maryland law in effect from time to time, and in accordance with applicable provisions of the Bylaws, the Corporation shall indemnify, and pay or reimburse the reasonable expenses in advance of final disposition of a proceeding to, (i) any present or former director or officer of the Corporation against any claim or liability to which he or she may become subject by reason of service in such capacity, and (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. In addition, the Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses to any individual who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any amendment of this Section 8.2 shall be prospective only and shall not affect the applicability of this section with respect to any act or failure to act that occurred prior to such amendment.

(b) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE IX

DURATION

The Corporation shall continue perpetually unless terminated pursuant to any applicable provision of the MGCL.

ARTICLE X

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including, without limitation, any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of not less than a majority of all the shares of stock of the Corporation then outstanding and entitled to be cast on the matter. Any amendment to Section 5.3, Article VII or this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of two-thirds of all the shares of stock of the Corporation then outstanding and entitled to be cast on the matter.

ARTICLE XI

SEVERABILITY

If any provision of the Charter shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Charter in any jurisdiction.

ANNEX I

8.50% Series A Cumulative Redeemable Perpetual Preferred Stock

(1) Designation and Number. A series of preferred stock, designated as the “8.50% Series A Cumulative Redeemable Perpetual Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The par value of the Series A Preferred Stock is $0.01 per share. The number of shares of the Series A Preferred Stock shall be 10,400,000.

(2) Ranking. The Series A Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Common Stock (as defined in the Charter) and any other class of capital stock of the Corporation, now or hereafter issued and outstanding, the terms of which provide that such capital stock ranks, as to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Corporation, junior to such Series A Preferred Stock (“Junior Stock”), (b) on a parity with any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Parity Stock”); and (c) junior to any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Senior Stock”). Any authorization or issuance of Senior Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable. Any convertible or exchangeable debt securities that the Corporation may issue are not considered to be equity securities for these purposes.

(3) Dividends.

(a) Holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 8.50% per annum of the $25.00 liquidation preference of each share of Series A Preferred Stock (equivalent to $2.125 per annum per share).

(b) Dividends on each outstanding share of Series A Preferred Stock shall be cumulative from and including March 20, 2012 and shall be payable (i) for the period from March 20, 2012 to July 15, 2012, on July 16, 2012, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 15th day of each January, April, July and October, commencing on October 15, 2012 (each such day being hereinafter called a “Series A Dividend Payment Date”) at the then applicable annual rate; provided, however, that if any Series A Dividend Payment Date falls on any day other than a Business Day (as hereinafter defined), the dividend that would otherwise have been payable on such Series A Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series A Dividend Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series A Dividend Payment Date to such next succeeding Business Day. Each dividend is payable to holders of record as they appear on the stock records of the Corporation at the close of business on the record date, not exceeding 30 days preceding the applicable Series A Dividend Payment Date, as shall be fixed by the Board. Dividends shall accumulate from March 20, 2012 or the most recent Series A Dividend Payment Date to which full cumulative dividends have been paid, whether or not in any such dividend period or periods there shall be funds legally available for the payment of such dividends, whether the Corporation has earnings or whether such dividends are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock. Dividends payable on the Series A Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends

Annex I-1

payable on the Series A Preferred Stock for each full dividend period will be computed by dividing the applicable annual dividend rate by four. After full cumulative distributions on the Series A Preferred Stock have been paid, the holders of Series A Preferred Stock will not be entitled to any further distributions with respect to that dividend period.

(c) So long as any shares of Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Stock for any period unless full cumulative dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all prior dividend periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon the Series A Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and such Parity Stock.

(e) So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in Junior Stock of, or in options, warrants or rights to subscribe for or purchase, Junior Stock) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, or a conversion into or exchange for Junior Stock or redemptions for the purpose of preserving the Corporation’s qualification as a REIT (as defined in the Charter)), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case full cumulative dividends on all outstanding shares of Series A Preferred Stock and any Parity Stock at the time such dividends are payable shall have been paid or set apart for payment for all past dividend periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Stock.

(f) Any dividend payment made on the Series A Preferred Stock, including any capital gains dividends, shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(g) Except as provided herein, the Series A Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

(h) As used herein, the term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(i) As used herein, the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock.

(4) Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to receive $25.00 per share (the “Liquidation Preference”) plus an amount per share equal to all accrued and unpaid dividends (whether or not earned or declared) thereon to, but not including, the date of final distribution to such holders; but such holders of the Series A Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Stock and any such other

Annex I-2

Parity Stock ratably in accordance with the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, none of (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory stock exchange by the Corporation or (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Until payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, and to the holders of Parity Stock, subject to any terms and provisions applying thereto, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. Subject to the rights of the holders of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Stock shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

(5) Optional Redemption.

(a) Except as otherwise permitted by the Charter and paragraph (b) below, the Series A Preferred Stock shall not be redeemable by the Corporation prior to March 20, 2017. On and after March 20, 2017, the Corporation, at its option, upon giving notice as provided below, may redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series A Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Regular Redemption Right”).

(b) Upon the occurrence of a Change of Control (as defined herein), the Corporation will have the option, upon giving notice as provided below, to redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which the Change of Control has occurred (the “Special Redemption Right”), for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series A Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Special Redemption Price”). If the Corporation exercises its Special Redemption Right in connection with a Change of Control, holders of Series A Preferred Stock will not be permitted to exercise their Change of Control Conversion Right (as defined herein) in respect of any shares of Series A Preferred Stock that have been called for redemption, and any shares of Series A Preferred Stock subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date (as defined herein). Any partial redemption will be selected by lot or pro rata or by any other equitable method the Corporation may choose (including by electing to exercise the Special Redemption Right only with respect to shares of Series A Preferred Stock for which holders have exercised their Change of Control Conversion Right).

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Stock when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Corporation entitling that person to exercise more than 50% of the total voting power of all shares of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities or American Depositary Receipts listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

Annex I-3

(c) The following provisions set forth the general procedures for redemption applicable to redemptions pursuant to the Regular Redemption Right and the Special Redemption Right:

(i) Upon any redemption date applicable to Series A Preferred Stock, the Corporation shall pay on each share of Series A Preferred Stock to be redeemed any accrued and unpaid dividends (whether or not declared), in arrears, for any dividend period ending on or prior to the redemption date. If a redemption date falls after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Dividend Payment Date, then each holder of the Series A Preferred Stock at the close of business on such record date shall be entitled to the dividend payable on such Series A Preferred Stock on the corresponding Series A Dividend Payment Date notwithstanding the redemption of such Series A Preferred Stock prior to such Series A Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on any shares of Series A Preferred Stock called for redemption.

(ii) If full cumulative dividends on the Series A Preferred Stock and any class or classes of Parity Stock have not been paid or declared and set apart for payment, the Corporation may not purchase, redeem or otherwise acquire Series A Preferred Stock in part or any Parity Stock other than in exchange for Junior Stock; provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares held in excess of the limits set forth in the Charter in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT.

(iii) On and after the date fixed for redemption, provided that the Corporation has made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series A Dividend Payment Date, holders of Series A Preferred Stock on the applicable dividend payment record date will be entitled on such Series A Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series A Dividend Payment Date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

(d) The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Regular Redemption Right.

(i) A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of such shares of Series A Preferred Stock to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.

(ii) If fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Corporation may choose.

(iii) At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series A

Annex I-4

Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series A Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(e) The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Special Redemption Right.

(i) A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series A Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, evidencing the shares of Series A Preferred Stock are to be surrendered for payment; (E) that the shares of Series A Preferred Stock are being redeemed pursuant to the Corporation’s special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that the holders of shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected for redemption, prior to the Change of Control Conversion Date, will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and (G) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.

(ii) If fewer than all the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or by any other equitable method the Corporation may choose (including by electing to exercise the Special Redemption Right only with respect to shares of Series A Preferred Stock for which holders have exercised their Change of Control Conversion Right).

(iii) On and after the date fixed for redemption, provided that the Corporation has given a notice of redemption and has paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series A Preferred Stock called for redemption, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue on the share of Series A Preferred Stock called for redemption and all other rights of the holders of those shares of Series A Preferred Stock will terminate (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series A Dividend Payment Date, holders of Series A Preferred Stock on the applicable record date will be entitled on such Series A Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series A Dividend Payment Date). The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date, without interest from the date of such redemption.

(iv) At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in

Annex I-5

which case the redemption notice to holders of the Series A Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series A Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f) Any shares of Series A Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(6) Voting Rights. Except as otherwise set forth herein, the Series A Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. In any matter in which the holders of Series A Preferred Stock are entitled to vote, each such holder shall have the right to one vote for each share of Series A Preferred Stock held by such holder.

(a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, whether or not earned or declared, the number of members then constituting the Board will be increased by two and the holders of Series A Preferred Stock, voting together as a class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Stock”), will have the right to elect two additional directors of the Corporation ( the “Preferred Stock Directors”) at an annual meeting of stockholders or a properly called special meeting of the holders of the Series A Preferred Stock and such Voting Preferred Stock and at each subsequent annual meeting of stockholders until all such dividends and dividends for the then current quarterly period on the Series A Preferred Stock and such other Voting Preferred Stock have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series A Preferred Stock and the Voting Preferred Stock then outstanding have been paid and full dividends on the Series A Preferred Stock and the Voting Preferred Stock for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect the two Preferred Stock Directors will cease, the terms of office of the Preferred Stock Directors will forthwith terminate and the number of members of the Board will be reduced accordingly; provided, however, that the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series A Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.

(b) So long as any shares of Series A Preferred Stock are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required (i) to amend, alter or repeal any provisions of the Charter (including these Articles Supplementary*), whether by merger, consolidation or

*	Explanatory Note: The term “Articles Supplementary” when used in this Annex I of the Restated Charter of Colony Capital, Inc. refers to the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock filed for record with the Maryland State Department of Assessments and Taxation on March 19, 2012, as supplemented by the Articles Supplementary Establishing Additional Shares of 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock filed for record with the Maryland State Department of Assessments and Taxation on July 13, 2012. This Annex I sets forth all of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock as set forth in such Articles Supplementary.

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otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series A Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series A Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital stock having rights senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Stock, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Corporation may create additional classes of Parity Stock and Junior Stock, amend the Charter and these Articles Supplementary to increase the authorized number of shares of Parity Stock (including the Series A Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of Series A Preferred Stock.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series A Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear in the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Corporation will mail (or otherwise provide) the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if the Corporation were a “non-accredited filer” within the meaning of the Exchange Act.

(8) Other Limitations; Ownership and Transfer of the Series A Preferred Stock. The Series A Preferred Stock constitutes Capital Stock (as defined in the Charter) of the Corporation and is governed by and issued subject to all the ownership and transfer restrictions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Stock of any other term or provision of the Charter.

(9) Conversion Upon a Change of Control. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

(a) Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right, subject to the Special Redemption Right of the Corporation, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the relevant Change of Control Conversion Date (as defined herein) into a number of shares of Common Stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the

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quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (as defined herein), except if such Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Dividend Payment Date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend payment to be made on such Series A Dividend Payment Date, by (ii) the Common Stock Price (as defined herein) (such quotient, the “Conversion Rate”), and (B) 2.9815 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined herein), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 15,503,800 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional Series A Preferred Stock in the initial public offering of Series A Preferred Stock is exercised, not to exceed 17,829,370 shares of Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to Common Stock as follows: the adjusted Exchange Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Change of Control as a result of which holders of Common Stock are entitled to receive consideration other than solely shares of Common Stock, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of Common Stock (the “Alternative Form Consideration”), a holder of Series A Preferred Stock shall be entitled thereafter to convert (subject to the Corporation’s Special Redemption Right) such Series A Preferred Stock not into Common Stock but solely into the kind and amount of Alternative Form Consideration which the holder of Series A Preferred Stock would have owned or been entitled to receive upon such Change of Control as if such holder of Series A Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

If the holders of Common stock have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be.

As used herein, “Common Stock Price” will mean (i) if the consideration to be received in the Change of Control by holders of shares of Common Stock is solely cash, the amount of cash consideration per share of Common Stock, (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash, the average of the closing price per share of Common Stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the Common Stock or Alternative Form Consideration (as defined herein), the fair market value of Common Stock or such Alternative Form Consideration (as determined by the Board or a committee thereof).

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(b) No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c) Within 15 days following the occurrence of a Change of Control, the Corporation shall provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state the following: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right, which shall be the Change of Control Conversion Date; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which will be a business day occurring within 20 to 35 days following the date of the notice; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d) The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to paragraph (c) above to the holders of Series A Preferred Stock.

(e) In order to exercise the Change of Control Conversion Right, a holder of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the transfer agent. Such conversion notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with paragraph 9(c) hereof that is no less than 20 days nor more than 35 days after the date on which the Corporation gives such notice pursuant to paragraph 9(c) hereof.

(f) Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures.

(g) Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.

(h) In connection with the exercise of any Change of Control Conversion Right, the Corporation will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into Common Stock. Notwithstanding anything to the contrary contained herein, no holder of Series A Preferred Stock will be entitled to convert such Series A Preferred

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Stock for Common Stock to the extent that receipt of such Common Stock would cause such holder (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Charter, Common Stock of the Corporation in excess of the Common Stock Ownership Limit, as such term is defined in the Charter.

(11) Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

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ANNEX II

7.50% Series B Cumulative Redeemable Perpetual Preferred Stock

(1) Designation and Number. A series of preferred stock, designated as the “7.50% Series B Cumulative Redeemable Perpetual Preferred Stock” (the “Series B Preferred Stock”), is hereby established. The par value of the Series B Preferred Stock is $0.01 per share. The number of shares of the Series B Preferred Stock shall be 3,450,000.

(2) Ranking. The Series B Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to the Common Stock (as defined in the Charter) and any other class of capital stock of the Corporation, now or hereafter issued and outstanding, the terms of which provide that such capital stock ranks, as to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Corporation, junior to such Series B Preferred Stock (“Junior Stock”), (b) on a parity with the Series A Preferred Stock (as defined in the Charter) and any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank on parity with the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Parity Stock”); and (c) junior to any equity securities the Corporation may authorize or issue in the future that, pursuant to the terms thereof, rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation (“Senior Stock”). Any authorization or issuance of Senior Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable. Any convertible or exchangeable debt securities that the Corporation may issue are not considered to be equity securities for these purposes.

(3) Dividends.

(a) Holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 7.50% per annum of the $25.00 liquidation preference of each share of Series B Preferred Stock (equivalent to $1.875 per annum per share).

(b) Dividends on each outstanding share of Series B Preferred Stock shall be cumulative from and including June 19, 2014 and shall be payable (i) for the period from June 19, 2014 to October 14, 2014, on October 15, 2014, and (ii) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 15th day of each January, April, July and October, commencing on January 15, 2015 (each such day being hereinafter called a “Series B Dividend Payment Date”) at the then applicable annual rate; provided, however, that if any Series B Dividend Payment Date falls on any day other than a Business Day (as hereinafter defined), the dividend that would otherwise have been payable on such Series B Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Series B Dividend Payment Date, and no interest or other sums shall accrue on the amount so payable from such Series B Dividend Payment Date to such next succeeding Business Day. Each dividend is payable to holders of record as they appear on the stock records of the Corporation at the close of business on the record date, not exceeding 30 days preceding the applicable Series B Dividend Payment Date, as shall be fixed by the Board. Dividends shall accumulate from June 19, 2014 or the most recent Series B Dividend Payment Date to which full cumulative dividends have been paid, whether or not in any such dividend period or periods there shall be funds legally available for the payment of such dividends, whether the Corporation has earnings or whether such dividends are authorized. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears. Holders of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series B Preferred Stock. Dividends

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payable on the Series B Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Preferred Stock for each full dividend period will be computed by dividing the applicable annual dividend rate by four. After full cumulative distributions on the Series B Preferred Stock have been paid, the holders of Series B Preferred Stock will not be entitled to any further distributions with respect to that dividend period.

(c) So long as any shares of Series B Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Stock for any period unless full cumulative dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all prior dividend periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon the Series B Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and such Parity Stock.

(e) So long as any shares of Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in Junior Stock of, or in options, warrants or rights to subscribe for or purchase, Junior Stock) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary, or a conversion into or exchange for Junior Stock or redemptions for the purpose of preserving the Corporation’s qualification as a REIT (as defined in the Charter)), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case full cumulative dividends on all outstanding shares of Series B Preferred Stock and any Parity Stock at the time such dividends are payable shall have been paid or set apart for payment for all past dividend periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Stock.

(f) Any dividend payment made on the Series B Preferred Stock, including any capital gains dividends, shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(g) Except as provided herein, the Series B Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

(h) As used herein, the term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(i) As used herein, the term “dividend” does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock.

(4) Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of Junior Stock, the holders of the Series B Preferred Stock shall be entitled to receive $25.00 per share (the “Liquidation Preference”) plus an amount per share equal to all accrued and unpaid dividends (whether or not earned or declared) thereon to, but not including, the date of final distribution to such holders; but such holders of the Series B Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B Preferred Stock shall be insufficient to pay in full the

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preferential amount aforesaid and liquidating payments on any other Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series B Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, none of (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory stock exchange by the Corporation or (iii) a sale or transfer of all or substantially all of the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Until payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Section 4, and to the holders of Parity Stock, subject to any terms and provisions applying thereto, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. Subject to the rights of the holders of Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Stock shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

(5) Optional Redemption.

(a) Except as otherwise permitted by the Charter and paragraph (b) below, the Series B Preferred Stock shall not be redeemable by the Corporation prior to June 19, 2019. On and after June 19, 2019, the Corporation, at its option, upon giving notice as provided below, may redeem the Series B Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series B Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Regular Redemption Right”).

(b) Upon the occurrence of a Change of Control (as defined herein), the Corporation will have the option, upon giving notice as provided below, to redeem the Series B Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which the Change of Control has occurred (the “Special Redemption Right”), for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series B Preferred Stock (whether or not declared), to, but not including, the redemption date (the “Special Redemption Price”). If the Corporation exercises its Special Redemption Right in connection with a Change of Control, holders of Series B Preferred Stock will not be permitted to exercise their Change of Control Conversion Right (as defined herein) in respect of any shares of Series B Preferred Stock that have been called for redemption, and any shares of Series B Preferred Stock subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date (as defined herein). Any partial redemption will be selected by lot or pro rata.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series B Preferred Stock when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Corporation entitling that person to exercise more than 50% of the total voting power of all shares of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities or American Depositary Receipts listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

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(c) The following provisions set forth the general procedures for redemption applicable to redemptions pursuant to the Regular Redemption Right and the Special Redemption Right:

(i) Upon any redemption date applicable to Series B Preferred Stock, the Corporation shall pay on each share of Series B Preferred Stock to be redeemed any accrued and unpaid dividends (whether or not declared), in arrears, for any dividend period ending on or prior to the redemption date. If a redemption date falls after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Dividend Payment Date, then each holder of the Series B Preferred Stock at the close of business on such record date shall be entitled to the dividend payable on such Series B Preferred Stock on the corresponding Series B Dividend Payment Date notwithstanding the redemption of such Series B Preferred Stock prior to such Series B Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on any shares of Series B Preferred Stock called for redemption.

(ii) If full cumulative dividends on the Series B Preferred Stock and any class or classes of Parity Stock have not been paid or declared and set apart for payment, the Corporation may not purchase, redeem or otherwise acquire Series B Preferred Stock in part or any Parity Stock other than in exchange for Junior Stock; provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares held in excess of the limits set forth in the Charter in order to ensure that the Corporation continues to meet the requirements for qualification as a REIT.

(iii) On and after the date fixed for redemption, provided that the Corporation has made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series B Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series B Dividend Payment Date, holders of Series B Preferred Stock on the applicable dividend payment record date will be entitled on such Series B Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series B Dividend Payment Date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series B Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

(d) The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Regular Redemption Right.

(i) A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series B Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Series B Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares of Series B Preferred Stock held by such holder are to be redeemed, the number of such shares of Series B Preferred Stock to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.

(ii) If fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares).

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(ii) At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series B Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(e) The following provisions set forth the procedures for redemption, in addition to those general procedures set forth in Section 5(c) hereof, pursuant to the Special Redemption Right.

(i) A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series B Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; (D) the place or places where the certificates, if any, evidencing the shares of Series B Preferred Stock are to be surrendered for payment; (E) that the shares of Series B Preferred Stock are being redeemed pursuant to the Corporation’s special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that the holders of shares of Series B Preferred Stock to which the notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected for redemption, prior to the Change of Control Conversion Date, will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and (G) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.

(ii) If fewer than all the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series B Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata.

(iii) On and after the date fixed for redemption, provided that the Corporation has given a notice of redemption and has paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series B Preferred Stock called for redemption, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue on the share of Series B Preferred Stock called for redemption and all other rights of the holders of those shares of Series B Preferred Stock will terminate (except that, in the case of a redemption date after a dividend payment record date and prior to the related Series B Dividend Payment Date, holders of Series B Preferred Stock on the applicable record date will be entitled on such Series B Dividend Payment Date to receive the dividend payable on such shares on the corresponding Series B Dividend Payment Date). The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to (but not including) the redemption date, without interest from the date of such redemption.

(iv) At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series B Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series B Preferred Stock to be redeemed shall

Annex II-5

(A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any monies so deposited which remain unclaimed by the holders of the Series B Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f) Any shares of Series B Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(6) Voting Rights. Except as otherwise set forth herein, the Series B Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. In any matter in which the holders of Series B Preferred Stock are entitled to vote, each such holder shall have the right to one vote for each share of Series B Preferred Stock held by such holder.

(a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, whether or not earned or declared, the number of members then constituting the Board will be increased by two and the holders of Series B Preferred Stock, voting together as a class with the holders of any other series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Stock”), will have the right to elect two additional directors of the Corporation ( the “Preferred Stock Directors”) at an annual meeting of stockholders or a properly called special meeting of the holders of the Series B Preferred Stock and such Voting Preferred Stock and at each subsequent annual meeting of stockholders until all such dividends and dividends for the then current quarterly period on the Series B Preferred Stock and such other Voting Preferred Stock have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series B Preferred Stock and the Voting Preferred Stock then outstanding have been paid and full dividends on the Series B Preferred Stock and the Voting Preferred Stock for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series B Preferred Stock and the Voting Preferred Stock to elect the two Preferred Stock Directors will cease, the terms of office of the Preferred Stock Directors will forthwith terminate and the number of members of the Board will be reduced accordingly; provided, however, that the right of the holders of the Series B Preferred Stock and the Voting Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series B Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Corporation’s stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.

(b) So long as any shares of Series B Preferred Stock are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required (i) to amend, alter or repeal any provisions of the Charter (including these Articles Supplementary*), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the

*	Explanatory Note: The term “Articles Supplementary” when used in this Annex II of the Restated Charter of Colony Capital, Inc. refers to the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock filed for record with the Maryland State Department of Assessments and Taxation on June 18, 2014. This Annex II sets forth all of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock as set forth in such Articles Supplementary.

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Series B Preferred Stock, unless in connection with any such amendment, alteration or repeal, the Series B Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series B Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital stock having rights senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Stock, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Corporation may create additional classes of Parity Stock and Junior Stock, amend the Charter and these Articles Supplementary to increase the authorized number of shares of Parity Stock (including the Series B Preferred Stock) and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of Series B Preferred Stock.

(c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any shares of Series B Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear in the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series B Preferred Stock. The Corporation will mail (or otherwise provide) the information to the holders of Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if the Corporation were a “non-accelerated filer” within the meaning of the Exchange Act.

(8) Other Limitations; Ownership and Transfer of the Series B Preferred Stock. The Series B Preferred Stock constitutes Capital Stock (as defined in the Charter) of the Corporation and is governed by and issued subject to all the ownership and transfer restrictions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series B Preferred Stock of any other term or provision of the Charter.

(9) Conversion Upon a Change of Control. The Series B Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

(a) Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right, subject to the Special Redemption Right of the Corporation, to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the relevant Change of Control Conversion Date (as defined herein) into a number of shares of Common Stock per share of Series B Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (as defined herein), except if such Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Dividend Payment Date, in which case the amount

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pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend payment to be made on such Series B Dividend Payment Date, by (ii) the Common Stock Price (as defined herein) (such quotient, the “Conversion Rate”), and (B) 2.2462 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined herein), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 6,738,600 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional Series B Preferred Stock in the initial public offering of Series B Preferred Stock is exercised, not to exceed 7,749,390 shares of Common Stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to Common Stock as follows: the adjusted Exchange Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Change of Control as a result of which holders of Common Stock are entitled to receive consideration other than solely shares of Common Stock, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of Common Stock (the “Alternative Form Consideration”), a holder of Series B Preferred Stock shall be entitled thereafter to convert (subject to the Corporation’s Special Redemption Right) such Series B Preferred Stock not into Common Stock but solely into the kind and amount of Alternative Form Consideration which the holder of Series B Preferred Stock would have owned or been entitled to receive upon such Change of Control as if such holder of Series B Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

If the holders of Common stock have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be.

As used herein, “Common Stock Price” will mean (i) if the consideration to be received in the Change of Control by holders of shares of Common Stock is solely cash, the amount of cash consideration per share of Common Stock, (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash, the average of the closing price per share of Common Stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, and (iii) if there is not a readily determinable closing price for the Common Stock or Alternative Form Consideration (as defined herein), the fair market value of Common Stock or such Alternative Form Consideration (as determined by the Board or a committee thereof).

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(b) No fractional shares of Common Stock shall be issued upon the conversion of Series B Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(c) Within 15 days following the occurrence of a Change of Control, the Corporation shall provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state the following: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right, which shall be the Change of Control Conversion Date; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date, which will be a business day occurring within 20 to 35 days following the date of the notice; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d) The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to paragraph (c) above to the holders of Series B Preferred Stock.

(e) In order to exercise the Change of Control Conversion Right, a holder of Series B Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the transfer agent. Such conversion notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series B Preferred Stock to be converted; and (iii) that the shares of Series B Preferred Stock are to be converted pursuant to the applicable provisions of the Series B Preferred Stock. Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, such notice shall comply with applicable procedures of the Depository Trust Company (“DTC”). The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with paragraph 9(c) hereof that is no less than 20 days nor more than 35 days after the date on which the Corporation gives such notice pursuant to paragraph 9(c) hereof.

(f) Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series B Preferred Stock; (ii) if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and (iii) the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable DTC procedures.

(g) Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.

(h) In connection with the exercise of any Change of Control Conversion Right, the Corporation will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into Common Stock. Notwithstanding anything to the contrary

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contained herein, no holder of Series B Preferred Stock will be entitled to convert such Series B Preferred Stock for Common Stock to the extent that receipt of such Common Stock would cause such holder (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Charter, Common Stock of the Corporation in excess of the Common Stock Ownership Limit, as such term is defined in the Charter.

(11) Record Holders. The Corporation and the transfer agent for the Series B Preferred Stock may deem and treat the record holder of any Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

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